UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2025
PAYLOCITY HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36348	46-4066644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 American Lane
Schaumburg, Illinois 60173
(Address of principal executive offices, including zip code)
(847) 463-3200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCTY	The NASDAQ Global Select Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Amended and Restated 2023 Equity Incentive Plan

As described in Item 5.07 below, Paylocity Holding Corporation (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on December 4, 2025, at which the Company’s stockholders approved the Company’s Amended and Restated 2023 Equity Incentive Plan. The amendments to the 2023 Equity Incentive Plan include an increase by 444,000 of the number of shares authorized for issuance thereunder and the removal of certain liberal share recycling provisions for stock options and stock appreciation rights.

A description of the material terms of the Amended and Restated 2023 Equity Incentive Plan was set forth in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities Exchange Commission on October 23, 2025 in the section entitled "Proposal No. 4 Approval of The Amended and Restated 2023 Equity Incentive Plan." The foregoing and the description in the Proxy Statement are not complete summaries of the terms of the Amended and Restated 2023 Equity Incentive Plan and are qualified by reference to the full text of the Amended and Restated 2023 Equity Incentive Plan, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, holders of an aggregate of 54,381,598 shares of the Company’s common stock at the close of business on October 7, 2025 were entitled to vote at the meeting, of which 48,059,055, or 88.4%, of the eligible shares were represented in person or by proxy. The matters voted upon at the meeting and the results of those votes are as follows:
Proposal 1: Election of Directors to hold office for one-year term or until their respective successors are elected and qualified, or their earlier death, resignation or removal.

	For	Withheld	Broker Non-votes
Steven R. Beauchamp	43,267,165	1,045,147	3,746,743

Linda M. Breard	44,096,710	215,602	3,746,743

Virginia G. Breen	43,158,508	1,153,804	3,746,743

Craig A. Conway	42,828,302	1,484,010	3,746,743

Robin L. Pederson	43,795,403	516,909	3,746,743

Andres D. Reiner	42,817,315	1,494,997	3,746,743

Kenneth B. Robinson	40,230,648	4,081,664	3,746,743

Steven I. Sarowitz	43,863,891	448,421	3,746,743

Ronald V. Waters III	42,318,931	1,993,381	3,746,743

Toby J. Williams	43,935,407	376,905	3,746,743

Based on the votes set forth above, all of the director nominees were duly elected.

Proposal 2: Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending June 30, 2026.

For	Against	Abstaining
47,810,256	158,945	89,854

Based on the votes set forth above, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026 was ratified.

Proposal 3: Advisory vote to approve the compensation of named executive officers.

For	Against	Abstaining	Broker Non-votes
41,242,588	2,979,270	90,454	3,746,743

Based on the votes set forth above, the stockholders advised that they were in favor of the compensation awarded to the Company’s named executive officers.

Proposal 4: Approval of the Amended and Restated 2023 Equity Incentive Plan

For	Against	Abstaining	Broker Non-votes
42,518,831	1,703,482	89,999	3,746,743

Based on the votes set forth above, the Company’s stockholders approved the Amended and Restated 2023 Equity Incentive Plan.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2023 Equity Incentive Plan.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLOCITY HOLDING CORPORATION

Date: December 5, 2025	By:	/s/ Ryan Glenn
Ryan Glenn
Chief Financial Officer